Exhibit 99.8

STATE OF CALIFORNIA Office of the Secretary of State ARTICLES OF ORGANIZATION CA LIMITED LIABILITY COMPANY California Secretary of State 1500 11th Street Sacramento, California 95814(916) 657-5448 Limited Liability Company Name Limited Liability Company Name Lusher Holding LLC Initial Street Address of Principal Office of LLC Principal Address 2176 ROCKY VIEW RD DIAMOND BAR, CA 91765 Initial Mailing Address of LLCMailing Address 2176 ROCKY VIEW RD DIAMOND BAR, CA 91765 Attention Agent for Service of Process Agent Name DESHENG WANG Agent Address 2176 ROCKY VIEW RD DIAMOND BAR, CA 91765 Purpose Statement The purpose of the limited liability company is to engage in any lawful act or activity for which a limited liability company may be organized under the California Revised Uniform Limited Liability Company Act. Management Structure The LLC will be managed by One Manager Additional information and signatures set forth on attached pages, if any, are incorporated herein by reference and made part of this filing. Electronic Signature By signing, I affirm under penalty of perjury that the information herein is true and correct and that I am authorized by California law to sign. Desheng Wang Organizer Signature 02/03/2026 Date B4385-3191 02/03/2026 1:42 PM Received by California Secretary of State Page 1 of 1 For Office Use Only -